EXHIBIT 10(m)(m)

EMCOR GROUP, INC.

Director Award Program

1. In General. The Director Award Program (this “Program”) describes rules for the grant of certain awards (“Program Awards”) to Eligible Directors of EMCOR Group, Inc. (the “Company”) under and pursuant to the provisions of the Company’s 2010 Incentive Plan (the “Plan”). All initially capitalized terms used in this Program, except as otherwise defined herein, shall have the same meaning as in the Plan. The grant of Program Awards shall not be construed as affecting any Eligible Director’s right to other remuneration from the Company, including remuneration under the Plan.

2. Eligible Directors. Each member of the Board who is not also employed by the Company or any its subsidiaries on the date of grant of a Program Award (each, an “Eligible Director”) is eligible to receive Program Awards.

3. Program Awards. Program Awards will consist of (i) Options awarded under Section 6 of the Plan, and (ii) restricted stock units (“RSUs”) awarded under Section 9 of the Plan.

(a) Options. Each Option granted as a Program Award shall be immediately exercisable, shall have a maximum term (subject to earlier termination in specified circumstances in accordance with the award document) of ten (10) years from date of grant, shall have an exercise price per Share equal to 100% of the per-share Fair Market Value on the date of grant, and shall otherwise be in the form of option award attached as Exhibit A hereto (subject to such changes, if any, as the Committee may from time to time approve in such form of award).

(b) RSUs. Each RSU granted under a Program Award, unless earlier forfeited, shall be subject to the following vesting and other conditions:

(i) Each RSU shall vest at the time that is immediately prior to the earliest to occur of the following: (A) the first (1st) anniversary of the date of grant; (B) the annual meeting (if any) of stockholders of the Company that occurs in the calendar year following the calendar year of grant; (C) the death of the Eligible Director while serving on the Board; (D) the resignation of the Eligible Director from the Board for reasons of permanent disability (as determined by the Committee).

(ii) Upon any termination of an Eligible Director’s services with the Board, all RSUs then held by the Eligible Director that have not previously vested (determined after taking into account clause (i) above) shall be immediately forfeited.

(iii) Each Program Award providing for RSUs shall be in the form of RSU award attached as Exhibit B hereto (subject to such changes, if any, as the Committee may from time to time approve in such form of award).

(c) Date of Grant. An Eligible Director shall be automatically granted a Program Award (in the form of Options or RSUs, as the Eligible Director elects in accordance with Paragraph 4 below) immediately following each annual meeting of stockholders of the Company at which the Eligible Director is elected or reelected to the Board.

4. Program Elections

(a) General Rule. Except as provided in subparagraph (b) below, each Eligible Director must irrevocably elect by December 31 of each calendar year (i) whether his or her Program Award, if any, to be granted at the annual meeting of stockholders of the Company scheduled to be held in the following calendar year will be in the form of Options or RSUs, and (ii) if such Program Award is to be granted in the form of RSUs, the Payment Date (as hereinafter defined) for the Shares to be delivered thereunder.

(b) Special Rule for First Eligibility. All Eligible Directors who are members of the Board when the Program is first adopted in 2011 may irrevocably elect within thirty (30) days of such adoption (i) whether his or her Program Award, if any, to be granted at the 2011 annual meeting of stockholders of the Company will be in the form of Options or RSUs, and (ii) if such Program Award is to be granted in the form of RSUs, the Payment Date for the Shares to be delivered thereunder. Any other individual who first joins the Board as a non-employee director during a calendar year and who is elected to the Board as an Eligible Director during such year may irrevocably elect, not later than thirty (30) days after first joining the Board (but in no event later than immediately prior to such first-year election) whether his or her Program Award to be granted in connection with such first-year election to the Board will be in the form of Options or RSUs and, if such Program Award is to be granted in the form of RSUs, the Payment Date for the shares to be delivered thereunder.

(c) Default Rule. An Eligible Director who is eligible to but does not make an affirmative and timely election under (a) or (b) above, as applicable, shall be deemed irrevocably to have elected to receive his or her Program Award in the form of Options.

5. Payment Date. Unless the Eligible Director elects a later Payment Date in accordance with the rules set forth in this Paragraph 5, the Payment Date for any Program Award consisting of RSUs shall be the first (1st) anniversary of the date of grant or, if earlier, the date of the annual meeting (if any) of stockholders of the Company occurring in the calendar year of the Company following the calendar year of the date of grant. An Eligible Director who elects to receive his or her Program Award for any year in the form of RSUs may, at the time of such election (the “Initial Election”) and in lieu of the Payment Date specified in the immediately preceding sentence, irrevocably (except as hereinafter provided) elect a Payment Date with respect to such Program Award that is the second (2nd), third (3rd), fourth (4th), or fifth (5th) anniversary of the date of grant (an “Alternative Initial Payment Date”). Any Eligible Director who has timely elected an Alternative Initial Payment Date may at any time thereafter but prior to the earlier to occur of (i) the Eligible Director’s ceasing to be a member of the Board for any reason, or (ii) the date that is twelve months prior to the Alternative Initial Payment Date, irrevocably elect a Deferred Payment Date that is the fifth (5th) anniversary of the Alternative Initial Payment Date. In the case of an Eligible Director who elects an Alternative Initial Payment Date and does not thereafter elect a Deferred Payment Date, the Alternative Initial Payment Date shall be the “Payment Date” for purposes of Paragraph 4 above and Paragraph 6 below. In the case of an Eligible Director who elects an Alternative Initial Payment Date and thereafter timely and properly elects a Deferred Payment Date, the Deferred Payment Date shall be the “Payment Date” for purposes of Paragraph 4 above and Paragraph 6 below.

6. Exercise or Payment of Awards. Any Program Award in the form of an Option may be exercised by the holder thereof, in whole or in part and in accordance with the terms of the Option, at any time prior to termination or expiration of the Option. The holder of any vested Program Award in the form of RSUs shall be entitled to receive at the Payment Date, and the Company shall deliver to the holder on the Payment Date, one (1) Share for each RSU comprising the Program Award. The Shares deliverable under any Program Award shall be subject to adjustment in accordance with Section 10 of the Plan.

7. Amount of Program Awards. Each Program Award in the form of Options shall consist of Options covering twenty thousand (20,000) Shares, and each Program Award in the form of RSUs shall consist of that number of RSUs determined by dividing the value of the Program Award Options (determined on the basis of the Black-Scholes methodology on the grant date of the Program Award) by the closing price of a Share on the New York Stock Exchange on such grant date. The Committee may at any time prior to an Eligible Director’s election deadline under Paragraph 4 increase or reduce the number of RSUs or Shares subject to Options to be awarded in accordance with such election.

8. Amendment, etc. The Board may amend this Program at any time, consistent with the terms of the Plan; provided, that except as permitted in respect of a termination of the Program consistent with the plan-termination rules at Section 1.409A-3(j)(4)(ix) of the Treasury Regulations, no such amendment shall result in an acceleration of payment under the terms of any previously elected Program Award consisting of RSUs, and no such amendment shall otherwise affect the timing of payment of any Program Award in a manner that is inconsistent with (as applicable) compliance of such Program Award with the requirement for exemption from, or compliance of such Program Award with the requirements of, Section 409A of the Code.

EXHIBIT A

STOCK OPTION AGREEMENT

UNDER 2010 INCENTIVE PLAN

THIS AGREEMENT dated as of the      day of                      by and between EMCOR GROUP, INC., a Delaware corporation (the “Corporation”), and                      (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Corporation wishes to grant to Grantee, on the date hereof, a non-qualified stock option to purchase shares (“Shares”) of Common Stock of the Corporation, $.01 par value, under the Corporation’s 2010 Incentive Plan (the “Plan”) and upon the terms and conditions hereinafter stated.

NOW, THEREFORE, in consideration of the premises and of the undertakings hereinafter contained, the Corporation and Grantee agree as follows:

1. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to Grantee under the Plan a non-qualified stock option (the “Option”) to purchase 20,000 Shares, at an exercise price per Share of $            . Prior to the expiration date of the Option, all or any part of the Shares subject to the Option may be purchased on or after the date hereof, at any time or from time to time, regardless of the Grantee’s cessation or termination of service as a director of the Corporation for any reason. In the event of the Grantee’s death at any time prior to the expiration date of the Option and before it is exercised in full, the executors, administrators, legatees or distributees of the Grantee’s estate shall have the privilege of exercising any unexercised portion of the Option prior to the expiration date of the Option. Unless sooner exercised in full, the Option shall expire ten years from the date hereof.

2. (a) The exercise date of the Option, or any portion thereof, shall be the date a notice of exercise with respect thereto is received by the Corporation, together with provision for payment of the full purchase price in accordance with this Section. The purchase price for the Shares as to which an Option is exercised shall be paid to the Corporation, at the election of the Committee (as that term is defined in the Plan), pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value (as that term is defined in the Plan) equal to the aggregate exercise price for the Shares being purchased; provided, that such Shares have been held by the Grantee for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell the Shares obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. No Grantee shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Grantee has given written notice of exercise of the Option, paid in full for such Shares, and, if applicable, has satisfied any other conditions imposed by the Committee.

     (b) Within a reasonable time after the exercise of the Option, the Corporation shall cause to be delivered to the person entitled thereto or his designee a certificate for the Shares (or other appropriate evidence thereof) purchased pursuant to the exercise of the Option.

     (c) Notwithstanding any other provision of the Option, the Option may not be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

3. (a) The Option and all other rights hereunder and under the Plan are not transferable or assignable by the Grantee otherwise than by will or the laws of descent and distribution. The Option may be exercised or surrendered, in whole or in part, during the Grantee’s lifetime only by the Grantee or his guardian or legal representative.

     (b) Notwithstanding the foregoing, the Option, or any part hereof, may be transferred by Grantee:

(A)	without consideration to any person who is a “family member” of Grantee, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	without consideration to a trust solely for the benefit of Grantee and his or her Immediate Family Members;

(C)	without consideration to a partnership or limited liability company whose only partners or shareholders are Grantee and his or her Immediate Family Members; or

(D)	with or without consideration to any other transferee as may be approved by the Board of Directors or the Committee in its sole discretion;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer.

     (c) If the Option, or any part hereof, is transferred in accordance with the immediately preceding sentence, the terms of the portion of the Option transferred shall apply to the Permitted Transferee and any reference herein to a Grantee shall be deemed to refer to the

Permitted Transferee, except that (a) a Permitted Transferee shall not be entitled to transfer such portion of the Option, other than by will or the laws of descent and distribution; (b) a Permitted Transferee shall not be entitled to exercise such portion of the Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such portion of the Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Corporation shall not be required to provide any notice to a Permitted Transferee; whether or not such notice is or would otherwise have been required to be given to Grantee; and (d) the consequences of termination of Grantee’s services to the Corporation hereunder shall continue to be applied with respect to Grantee following which such portion of the Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified herein that the Option could otherwise have been exercised by the Grantee.

4. (a) In the event of any change in the outstanding Shares by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, shall make such substitution or adjustment, as and in the manner and to the extent it deems to be equitable or appropriate, as to (i) the number or kind of shares or other securities issuable pursuant hereto; (ii) the per Share exercise price and/or (iii) any other terms that the Committee determines to be affected by the event.

     (b) In the event of a Change in Control (as that term is defined in the Plan), the Committee may, but shall not be obligated to, (i) cancel the Option for fair value (as determined in the sole discretion of the Committee) which may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares that remain subject to the Option (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares that remain subject to the Option) over the aggregate exercise price for the Shares that remain subject to the Option or (ii) provide for the issuance of substitute options that will substantially preserve the otherwise applicable terms of the Option as determined by the Committee in its sole discretion or (iii) provide that upon the occurrence of the Change in Control, the Option shall terminate and be of no further force and effect.

5. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of the Option until (a) the admission of such Shares to listing on any stock exchange on which Shares are then listed and/or (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. The Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of the Option and/or may issue stop transfer orders in respect thereof.

6. If the Corporation shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of the Option, the Corporation shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Grantee. In any event, the Grantee shall make available to the Corporation, promptly when requested by the Corporation, sufficient funds to meet the requirements of such withholding, if any, and the Corporation shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation out of any funds or property due or to become due to the holder of such Option.

7. Nothing contained herein shall be construed to confer on the Grantee any right to be continued as a director of the Corporation or derogate from any right of the Corporation or its stockholders to decline to nominate the Grantee for election as a director, to elect Grantee as a director or, subject to the provisions of the bylaws of the Corporation and applicable law, to remove Grantee as a director, with or without cause.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMCOR GROUP, INC.

By:

, Grantee

EXHIBIT B

Restricted Stock Unit Award Agreement Under the Director Award Program

EMCOR GROUP, INC.

301 Merritt Seven

Norwalk, Connecticut 06851-1092

Agreement made this 1st day of June, 2011, between EMCOR GROUP, INC., a Delaware corporation (the “Company”) and [Name] (the “Participant”).

1.	Restricted Stock Unit Award.

The Participant is hereby awarded, pursuant to the Company’s 2010 Incentive Plan (the “Plan”) and the Director Award Program established under the Plan (the “Program”), and subject to their terms, a Restricted Stock Unit (“RSU”) award (the “Program Award”) giving the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement, the Program and the Plan,                      Shares. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Program and the Plan.

2.	Vesting.

This Program Award shall vest at the time that is immediately prior to the earliest to occur of the following: (A) the first (1st) anniversary of the effective date of this Agreement; (B) the annual meeting (if any) of shareholders that occurs in the calendar year following the calendar year of the effective date of this Agreement; (C) the death of the Participant while serving on the Board; (D) the resignation of the Participant from the Board for reasons of permanent disability (as determined by the Committee).

Upon any termination of a Participant’s services with the Board, all RSUs then held by the Participant that have not previously vested (determined after taking into account the previous paragraph) shall be immediately forfeited.

3.	Delivery of Shares.

Subject to Section 4 below, the Company shall effect delivery of the Shares with respect to this Program Award to the Participant (or, in the event of the Participant’s death, to the person to whom the Program Award has passed by will or the laws of descent and distribution) on the Payment Date of this Program Award. No Shares will be issued pursuant to this Program Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee.

4.	Dividends; Other Rights.

The Program Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Program Award or to receive or be credited with any dividends declared and payable on any Share prior to the delivery of such Shares.

5.	Certain Tax Matters.

The Participant expressly acknowledges that because this Program Award consists of an unfunded and unsecured conditional promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Program Award. By accepting this Program Award, the Participant agrees to be responsible for all taxes (including any withholding taxes) to which he may be subject by reason of the vesting of or payment under the Program Award.

6.	Nontransferability.

Neither this Program Award nor any rights with respect thereto may be sold, assigned, transferred (other than by will or the laws of descent and distribution), pledged or otherwise encumbered, except as the Committee may otherwise determine.

7.	Effect on Right to Be Continued as a Director.

This Program Award shall not confer upon the Participant any right to be continued as a director of the Company or derogate from any right of the Company or its stockholders to decline to nominate the Participant for election as a director, to decline to elect Participant as a director, or, subject to the provisions of the bylaws of the Company and applicable law, to remove Participant as a director, with or without cause.

8.	Amendments.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

9.	Governing Law.

This Agreement shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

EMCOR GROUP, INC.

By:

Title:

Agreed and Accepted:

By
[Participant’s Name]